Exhibit 23
INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-85953 (on Form S-8), No. 333-24815 (on Form S-8), No. 333-24817 (on Form S-8), No. 333-49981 (on Form S-8), No. 333-103509 (on Form S-8), No. 333-103511 (on Form S-8) and No. 33-48970 (on Form S-4) of Cincinnati Financial Corporation of our reports dated February 6, 2003, appearing in the Annual Report on Form 10-K of Cincinnati Financial Corporation for the year ended December 31, 2002.

Deloitte and Touche LLP

/S/ Deloitte & Touche LLP

Cincinnati, Ohio
March 14, 2003

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